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                                                                   Exhibit 10.14


                          Decision Systems Israel Ltd.
                              11 Ben Gurion Avenue
                           Givat Shmuel, ISRAEL 51905


                                 April 23, 1998


Geotek Communications, Inc.
102 Chestnut Ridge Road
Montvale, NJ 07645
Attn: Robert Vecsler, Esq.

             Re: $2,000,000 Unsecured Promissory Note dated July 1, 1996 by Geotek Communications, Inc. to Decisions Systems Israel Ltd.
                  ------------------------------------------------------------

Dear Sirs:

         Reference is made to the above-captioned note and the letter agreement dated February 26, 1998 ("the February Letter Agreement"). All capitalized terms not otherwise defined herein shall have the meanings given them on the February Letter Agreement. Geotek and DSI hereby further agree as follows:

         1. Geotek will issue to DSI 3,000,000 shares of Common Stock. These shares will be delivered by DWACS transfer on Friday, April 24, 1998 as per the instructions previously delivered to you.

         2. After the delivery of the shares referred to in paragraph 1 above, the indebtedness of Geotek under the Note shall be $610,856, plus accrued interest thereon from April 21, 1998.

         3. Geotek and DSI hereby agree that all principal amounts outstanding on the Note and all accrued and unpaid interest thereon as of the Additional Conversion Date (as defined below) shall be converted on the Additional Conversion Date into shares of Common Stock (the "Additional Conversion"). In connection with the Additional Conversion, DSI shall be entitled to receive a whole number of shares of Common Stock equal to the principal amount outstanding on the Note and all accrued and unpaid interest thereon as of the Additional Conversion Date, divided by the closing bid price on the Additional Conversion Date of the Common Stock on the principal market on which shares of Common Stock are traded (the "Additional Conversion Shares"). Such notice may be given after the close of trading of the Common Stock on the


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Geotek
April 22, 1998
Page 2 of 2


Additional Conversion Date, but no later than 6:00 p.m. As used herein, the term "Additional Conversion Date" shall mean the date on which DSI shall have received written notice from Geotek that it is legally able to issue the Additional Conversion Shares. Such notice shall be made in writing (by hand delivery or confirmed facsimile) and shall be effective upon delivery to EACH of the persons named on Schedule I hereto.

         4. Delivery of the Additional Conversion Shares shall be made no later than three days after the Additional Conversion Date by DWACS transfer to a brokerage account designated in writing by DSI.

         5. Geotek hereby agrees in good faith to take reasonable steps to effectuate the conversion of the unpaid amount of the Note in accordance with the terms of this Letter Agreement and the registration of the Additional Conversion Shares.

         6. In the event that the Additional Conversion Date has not occurred on or prior to July 1, 1998, this Agreement shall become void and of no further force and effect and the amount of $610,856 plus accrued interest thereon from April 21, 1998 shall remain due and payable on the Note in accordance with the terms thereof.

         7. DSI represents to Geotek that it is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act of 1933, as amended.

         Please confirm Geotek's acceptance of this agreement by signing the enclosed copy of this letter below and returning it to me at your earliest opportunity.

                                        Sincerely yours,

                                                  DECISION SYSTEMS ISRAEL LTD.


                                                  /s/ George Morgenstern
                                                  ------------------------------
                                                  By:    George Morgenstern
                                                  Title: Chairman

Accepted and Agreed:

GEOTEK COMMUNICATIONS, INC.


/s/ Robert Vecsler
----------------------------------
By:    Robert Vecsler, Esq.
Title: Senior Vice President and General Counsel